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                                                                 EXHIBIT 4.3


                 FORM OF CONSULTANT STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of March 1, 2000 is made by and between TELLIUM, INC., a Delaware corporation (hereinafter referred to as "Company"), and ___________________, who resides at __________________________________
(hereinafter referred to as "Optionee").

         WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $0.001 par value common stock ("Common Stock"); and

         WHEREAS, the Company has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant the Option provided for herein to the Optionee as partial compensation for services rendered under the Consulting Agreement (the "Consulting Agreement") made and entered into as of the 1st day of January 2000, by and between the Company and the Optionee.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFNITIONS

         1.1 DEFINED TERMS. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

         "BOARD" shall mean the Board of Directors of the Company.

         "COMPANY" shall mean Tellium, Inc., a Delaware corporation.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXERCISE SHARES" shall mean shares of stock purchased upon exercise of the Option or any portion thereof.

         "OPTION" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

         "QUALIFIED OFFERING" shall mean a firm commitment underwritten public offering of shares of the Company's Common Stock under the Securities Act, which results in gross proceeds to the

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Company of not less than $50 million at an offering price per share (as constituted on the date thereof) of not less than $22.88.

         "SECRETARY" shall mean the Secretary of the Company.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                                   ARTICLE II

                                 GRANT OF OPTION

         2.1 GRANT OF OPTION. In partial consideration of the Optionee's services rendered in connection with the Consulting Agreement and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 12,500 shares of its Common Stock upon the terms and conditions set forth in this Agreement.

         2.2 PURCHASE PRICE. The purchase price of the shares of stock covered by the Option shall be $9.15 per share (the "Exercise Price") without commission or other charge.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

         3.1 COMMENCEMENT OF EXERCISABILITY. The Option shall be immediately exercisable.

         3.2 EXPIRATION OF OPTION. The Option may not be exercised and shall be null and void upon the earlier of (i) termination of the Consulting Agreement by the Company due to breach by Tomlinson & Associates or (ii) the expiration of three (3) years from the date hereof

                                   ARTICLE IV

                               EXERCISE OF OPTION

         4.1 PERSON ELIGIBLE TO EXERCISE. Only the Optionee may exercise the Option or any portion thereof. In the case of an individual Optionee, after the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.


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         4.2 PARTIAL EXERCISE. Any portion of the Option or the entire Option may be exercised in whole or in part at any time prior to the time when the Option becomes unexercisable under Section 3. 1.

         4.3 MANNER OF EXERCISE. The Option may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option becomes unexercisable under Section 3.2:

                  (a) A written notice stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

                  (b) (i) Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; or

                      (ii) With the consent of the Board in its sole discretion, property of any kind which constitutes good and valuable consideration; or

                      (iii) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

                  (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his, her or its own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act or any other federal or state securities laws or regulations, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act and any other federal or state securities laws or regulations, and such registration is then effective in respect of such shares; and

                  (d) Full payment to the Company of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option in cash, or with the consent of


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the Board, other good and valuable consideration, equal to the sums required to be withheld, may be used to make all or part of such payment; and

                  (e) In the event the Option or any portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

         4.4 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Exercise Shares prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                  (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

                  (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

                  (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

         4.5 RIGHTS AS STOCKHOLDER. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                OTHER PROVISIONS

         5.1 OPTION NOT TRANSFERABLE. Subject to Section 5.2 hereof, neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has


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been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his, her or its successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

         5.2 CERTAIN PERMITTED TRANSFERS. The provisions of Section 5.1 shall not apply to a transfer by the Optionee of all or any portion of the Option to any of the following:

                  (a) current equityholders of the Optionee; or

                  (b) current employees of the Optionee;

PROVIDED that, prior to any such transfer, the Company shall have received from the transferee a bona fide written representation and agreement, in a form satisfactory to the Board, signed by the person then receiving such Option or portion thereof, stating that the Option or portion thereof is being acquired for his, her or its own account, for investment and without any present intention of distributing or reselling said Option or portion thereof except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that such person will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Option or portion thereof by such person is contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Option (or portion thereof) or any shares acquired on an Option exercise does not violate the Securities Act or any other federal or state securities laws or regulations, and may issue appropriate stop-transfer orders. Any such transferee shall also be required to sign an option agreement substantially in the form hereof.

         On surrender of this Option for transfer pursuant to this Section 5.2, the Company at its expense shall issue to or on the order of the Optionee and/or such transferee(s) a new warrant or warrants of like tenor, in the name of the Optionee or as the Optionee (on payment by the Optionee of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

         5.3 SHARES TO BE RESERVED. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.


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         5.4 NOTICES. Any notice to be given under the terms of this
Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to it at the address set forth herein. By a notice given pursuant to this
Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this
Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

         5.5 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         5.6 CONSTRUCTION. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflict of laws principles thereof.

         5.7 RESTRICTIONS ON TRANSFER OF SHARES, RIGHT OF FIRST
REFUSAL; REPURCHASE RIGHT

                  (a) Except for Transfers otherwise permitted by Section 5.7(c) below, the Optionee agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of, or agree to dispose of, (each, a "Transfer") any Exercise Shares at any time without complying with the right of first refusal set forth in Section 5.7(b) below.

                  (b) If at any time the Optionee receives a bona fide offer ("Offer") to purchase any or all of his, her or its Exercise Shares from a third party (the "Offeror") which the Optionee wishes to accept, the Optionee shall cause the Offer to be reduced to writing and shall notify the Company in writing of his, her or its wish to accept the Offer. The Optionee's notice shall contain an irrevocable offer to sell such Exercise Shares to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Optionee's notice, the Company shall have the right and option to purchase all, but not less than all, of the Exercise Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the equivalent cash price, determined in good faith by the Board, by delivering a check or checks in the appropriate amount to the Optionee against delivery of certificates or instruments representing the Exercise Shares so purchased, appropriately endorsed by the Optionee; provided that the price to be paid as described above shall be paid first by reducing the amount of any indebtedness due from the Optionee to the Company or any of its Subsidiaries. The Company may also elect (but shall have no obligation) to cause one or more designees to purchase Exercise Shares covered by the Offer. If at the end of such 30-day period the Company has not tendered the purchase price for such Exercise Shares in the manner set forth above, the Optionee may during the succeeding 30-day period sell not less than all of the Exercise Shares


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covered by the Offer to the Offeror on terms no less favorable to the
Optionee than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with the Company a be bound by the provisions of this Section 5.7. Promptly after such sale, the Optionee shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30-day period during which the Company may purchase the Exercise Shares, the Optionee has not completed the sale of such Exercise Shares as aforesaid, all the restrictions on Transfer contained in this Agreement in effect at that time shall again be in effect with respect to such Exercise Shares.

                  (c) The provisions of Sections 5.7(a) and 5.7(b) shall not apply to the following Transfers of Exercise Shares:

                      (i) a Transfer made by the Optionee to the Company; and

                     (ii) a Transfer made to any of the following "Permitted Transferees":

                                   (a) upon the death of the Optionee to his
executors, administrators, testamentary trustees, legatees or beneficiaries (the "Optionee's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Exercise Shares in accordance with the terms of this Agreement;

                                    (b) a Transfer made to a trust or
custodianship the beneficiaries of which include only the Optionee, his or her spouse and his or her lineal descendants, including adopted children (an "Optionee's Trust");

                                    (c) a Transfer to the Optionee's spouse
and his or her lineal descendants, including adopted children;

                                    (d) a Transfer to a current stockholder
of the Optionee; or

                                    (e) a Transfer to a current employee of
the Optionee.

                  (d) No Transfer of Exercise Shares, whether or not permitted by Sections 5.7(a), 5.7(b), or 5.7(c) hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

                      (i) Such Transfer of the Exercise Shares is made pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel for the Optionee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the Securities Act and any other provision of any other federal or state securities laws or regulations; and


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                      (ii) The transferee of the Exercise Shares agrees to be
bound by, and executes a counterpart to, an agreement with the Company with terms substantially similar to the terms set forth in this Section 5.7.

                  (e) Immediately prior to any Transfer of Exercise Shares to an Optionee's Trust, the Optionee shall provide the Company with a copy of the instruments creating the Optionee's Trust with the identity of the beneficiaries of the Optionee's Trust. The Optionee shall notify the Company prior to any change in the identity of any beneficiary of the Optionee's Trust.

                  (f) No Transfer of Exercise Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

                  (g) (i) Upon the termination of the Consulting Agreement due to a breach by Tomlinson & Associates (such event being herein called a "Repurchase Event") then on or after the date of the Repurchase Event, the Company and/or its assignee(s) may elect to purchase (a "Call") all or (at the discretion of the Company and with the consent of Optionee (or his or her legal representative)) any portion of the Exercise Shares then held by such Optionee and his or her permitted transferees at the price as specified below, by delivering written notice the "Repurchase Notice") to such terminated person and such permitted transferees within 180 days of the occurrence of any Repurchase Event. The Repurchase Notice will set forth the number of Exercise Shares to be repurchased and the time and place for the closing of the transaction. The purchase price shall be the fair market value, as determined in good faith by the Board of Directors of the Company as of the date of the applicable Repurchase Event.

                    (ii) The closing of the transactions contemplated by this
Section 5.7 shall take place on the date and at the place designed by the Company or its assignee(s) in the Repurchase Notice, which date shall not be more than sixty (60) days after the delivery of such notice. The Company and/or its assignee(s) will pay for the Exercise Shares to be purchased pursuant to a Call in cash or cash equivalents (including the cancellation of any purchase-money indebtedness). The Company and/or its assignee(s) will be entitled to receive customary representations and warranties from the Optionee and such permitted transferees regarding the sale of the Exercise Shares, including but not limited to the representation that the Optionee and any such permitted transferee has good and marketable title to the Exercise Shares to be transferred free and clear of all liens, claims and other encumbrances.

                  (h) The restrictions on Transfer and the repurchase right set forth in this Section 5.7 shall terminate upon a Qualified Offering by the Company.

         5.8 LEGEND

         The Option, and any securities issuable upon exercise hereof, shall bear the following legends:


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         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED,
         SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER') EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN OPTION AGREEMENT DATED AS OF __________________, 1999. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
         TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF TELLIUM, INC. AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH RIGHTS. COPIES OF THE OPTION AGREEMENT ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT OR ANY OTHER FEDERAL OR STATE I SECURITIES LAWS OR REGULATIONS."

         5.9 CERTAIN REPRESENTATIONS. As further consideration for acquisition of the Option pursuant to this Agreement, Optionee hereby represents, warrants and acknowledges to the Company as follows:

                  (a) The Option is being acquired by the Optionee for its, his or her account, for investment purposes and not with a view to the sale or distribution of all or any part of the Option (or the shares underlying the Option), nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act, and the rules and regulations promulgated thereunder;

                  (b) Optionee has sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of acquiring the Option (and the shares underlying the Option);

                  (c) Optionee has reviewed copies of such documents and other information as Optionee has deemed necessary in order to make an informed investment decision with respect to its, his or her acquisition of the Option;

                  (d) Optionee understands that the Option may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Option or an available exemption from registration under the Securities Act, the Option must be


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held indefinitely. Further, Optionee understands and has the financial capability of assuming the economic risk of an investment in the Option for an indefinite period of time;

                  (e) Optionee has been advised by the Company that Optionee will not be able to dispose of the Option (or the shares underlying the Option), or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws;

                  (f) Optionee understands that the provisions of Rule 144 promulgated under the Securities Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Option (or the shares underlying the Option); and

                  (g) Optionee acknowledges that the Company is under no obligation to register the Option (or the shares underlying the Option) or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Option (or the shares underlying the Option) in the future.

                                   ARTICLE VI

                                   ADJUSTMENTS

6.1 ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         6.1 MERGER, SALE OF ASSETS, ETC. If at any time while this Option or any portion hereof is outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Article VI. The foregoing provisions of this Section 6.1 shall similarly apply to successive reorganizations, consolidations, mergers,


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sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration, shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interest of the Option after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

         6.2 RECLASSIFICATION, ETC. If the Company, at any time while this Option or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Article VI.

         6.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Option or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities into which this Option may be exercised shall be proportionately increased in the case of a split or subdivision and the Exercise Price shall be proportionately increased and the number of securities into which this Option may be exercised shall be proportionately decreased in the case of a combination.

         6.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If at any time while this Option or any portion hereof remains outstanding and unexpired the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Article VI.


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          6.5 CERTIFICATE AS TO ADJUSTMENTS. The Company shall, upon the reasonable written request of the Optionee, furnish or cause to be furnished to the Optionee a certificate setting forth: (i) any adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Option.






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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                       TELLIUM, INC., a Delaware corporation

                                       By:




By:
           Name:
           Title:

Optionee's Taxpayer
Identification Number:





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